EXHIBIT 2.0

ASSET PURCHASE AGREEMENT

BETWEEN

US WIRELESS ONLINE, INC.

AND

AIR2LAN, INC.

EFFECTIVE AS OF FEBRUARY 28, 2005

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT, effective as of February 28, 2005, by and between US WIRELESS ONLINE, INC (“US WIRELESS ”), a Nevada corporation and AIR2LAN, Inc., (“AIR2LAN”) a Delaware corporation.

Preliminary Statements

A.

US WIRELESS is a corporation organized under the laws of the State of Nevada and is a reporting issuer with the Securities and Exchange Commission (“SEC”) pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

B.

AIR2LAN believes it is in its best interest to sell certain assets and liabilities  of AIR2LAN for shares of the preferred stock, par value $.001 per share, of US WIRELESS (“Preferred Stock”), upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

SALE OF ASSETS FOR PREFERRED STOCK

Section 1.1

Agreement to Sell Assets for Preferred Stock

a.

On the Closing Date (as hereinafter defined) and upon the terms and subject to the conditions set forth in this Agreement, AIR2LAN shall sell, assign, transfer, convey and deliver to US WIRELESS and US WIRELESS shall purchase at Closing all of AIR2LAN’s rights, title and interest in and to assets, representing all of the assets of AIR2LAN, other than the Retained      Assets as defined below (“Assets”).  At Closing, US WIRELESS shall deliver to AIR2LAN the shares of Preferred Stock described in Section 1.3.  The value assigned to the Preferred Stock shall be the average closing price of US WIRELESS common stock during the ninety trading days immediately prior to the Closing Date multiplied by the total number of common shares of US WIRELESS into which the Preferred Stock may convert.

b.

AIR2LAN shall retain, and the assets to be transferred shall not include, the following:  (i) US WIRELESS securities to be delivered to AIR2LAN pursuant to this Agreement, (ii) AIR2LAN's other rights hereunder as described in the Disclosure Schedule, and (iii) the assets identified in the Disclosure Schedule (collectively, the "Retained Assets").

Section 1.2

Closing.  The closing of the purchase and sale of the Assets (the "Closing") shall take place at 10:00 a.m. E.S.T. on the first business day after the conditions to closing set forth in Articles VI and VII have been satisfied or waived, or at such other time and date as the parties hereto shall agree in writing (the "Closing Date"), in Louisville, KY, but in no event later than February 28, 2005.

Section 1.3

US Wireless Shares.  The number of shares of US WIRELESS Preferred Stock to be issued as the total consideration in this transaction shall be 5,000,000 shares, each with a 10:1 conversion ratio into common shares of US WIRELESS.

Section 1.4

Liabilities.  US WIRELESS shall assume, satisfy and perform all liabilities of AIR2LAN limited to the specific liabilities set forth in the Disclosure Schedule (“Assumed Liabilities”).  US WIRELESS will also assume all liabilities for state and federal taxes which are due because of the sale of the Assets by AIR2LAN and subsequent liquidation and distribution to the AIR2LAN stockholders up to $200,000.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF AIR2LAN

AIR2LAN hereby represents and warrants to US WIRELESS that the statements contained in this Article II are true and correct in all material respects except as set forth in the disclosure schedule attached hereto (the Disclosure Schedule).  The Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Article II, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Article II to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is specifically applicable to such other sections.

Section 2.1

Organization.

a.

AIR2LAN is a Delaware corporation duly organized, validly existing and in good standing under the laws of Delaware, and has all requisite company power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business in good standing in each jurisdiction in which the nature of the business conducted by AIR2LAN or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of AIR2LAN  (an "AIR2LAN Material Adverse Effect");

b.

Copies of the Articles of Incorporation and Bylaws of AIR2LAN, with all amendments thereto to the date hereof, have been furnished to US WIRELESS, and such copies are accurate and complete as of the date hereof.

Section 2.2

Capitalization of the Company.  The authorized capital of AIR2LAN at the Closing Date shall as set forth in the Disclosure Schedule.

Section 2.3

Subsidiaries and Equity Investments.  AIR2LAN has no subsidiaries or equity interest in any corporation, partnership, or joint venture other than those listed in the Disclosure Schedule.

Section 2.4

Authorization and Validity of Agreements.  Upon approval by AIR2LAN’s stockholders and Board of Directors, AIR2LAN shall have  all requisite company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  Subject to Stockholder approval, the execution and delivery of this Agreement by AIR2LAN and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of AIR2LAN are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by AIR2LAN pursuant to this Agreement will constitute; legal, valid, binding obligations of AIR2LAN enforceable against AIR2LAN in accordance with their respective terms except as may be limited by bankruptcy, insolvency or other laws affecting creditor’s rights generally or as may be modified by a court of equity.

Section 2.5

No Conflict or Violation.  The execution, delivery and performance of this Agreement by AIR2LAN does not and will not violate or conflict with any provision of the Articles of Incorporation or Bylaws of AIR2LAN, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor, except as set forth in the Disclosure Schedule, violate nor will result in a material breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which AIR2LAN is a party or by which it is bound or to which any of its or their respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of AIR2LAN, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which AIR2LAN is bound, which would prevent, delay or impair AIR2LAN’s ability to consummate the transaction, contemplated by this Agreement or would have a AIR2LAN Material Adverse Effect.

Section 2.6

Consents and Approvals.  The Disclosure Schedule sets forth a true and complete list of each consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, that is required in connection with the execution and delivery of this Agreement by AIR2LAN or the performance by AIR2LAN of its obligations hereunder, other than any notice, filing, authorization, registration, consent or approval which, if not obtained, would not have a AIR2LAN Material Adverse Effect.

Section 2.7

Financial Statements.  AIR2LAN, organized in the State of Delaware on ________ and commenced operations at or about that time. AIR2LAN has furnished to US WIRELESS its compiled financial statements for the nine-month period ended September 30, 2004 (the "Financial Statements").  The Financial Statements were:

(i)

prepared in all material respects accordance with generally accepted accounting principles (subject to the absence of notes);

(ii)

present fairly, in all material aspects, the financial position, results of operations and changes in financial position of AIR2LAN, as of such date and for the periods then ended;

(iii)

are in accordance with the books of account and records of AIR2LAN;

(iv)

can be reconciled with the financial statements and the financial records maintained and the accounting methods applied AIR2LAN for federal income tax purposes; and

(v)

contain all entries, if any, recommended by AIR2LAN 's Accountants, but were not audited.

Following the Closing Date, AIR2LAN will make available to US WIRELESS and its auditors all financial information needed to obtain such audited financial statements of AIR2LAN as US WIRELESS is required to file with the Securities and Exchange Commission.  AIR2LAN will also make available Mark Rodgers, its Chief Executive Officer, to provide such certifications as may be required to obtain such financial statements.

Section 2.8

Absence of Certain Changes or Events.  Since September 30, 2004 and except as set forth in the Disclosure Schedule:

a.

AIR2LAN has operated in the ordinary course of business consistent with past practice and there has not been any material adverse change in the assets, properties, business, operations, prospects, net income or conditions financial or otherwise of AIR2LAN.  Other than matters relating to the economy or industry generally, AIR2LAN does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a Material Adverse Effect;

b.

There has not been any substantive change in any method of accounting or accounting practice of AIR2LAN;

c.

There has not been any declarations, setting aside or payment of dividends or distributions with respect to shares of AIR2LAN or any redemption, purchase or other acquisition of any other AIR2LAN's securities; and

d.

There has not been an increase in the compensation payable or to become payable to any Member or Manager of AIR2LAN.

Section 2.9

Tax Matters.  All returns, reports, or information return or other document required to be supplied to any governmental authority with respect to Taxes (including any relating or supporting information) required to be filed before the Closing Date in respect of AIR2LAN have been filed, and AIR2LAN has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed (other than those tax returns the failure to file of which would not have a AIR2LAN Material Adverse Effect).  All Taxes of AIR2LAN have been paid or adequately provided for, and AIR2LAN knows of no proposed additional tax assessment against AIR2LAN not adequately provided for in the Financial Statements.  No deficiency for any Taxes has been asserted or assessed by a taxing authority against AIR2LAN, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of AIR2LAN.   AIR2LAN has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

"Taxes" shall, for purposes of this Agreement, mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

Section 2.10

Interests in Real Property.  AIR2LAN does not own any item of real property.

Section 2.11

Personal Property.  AIR2LAN owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in the Disclosure Schedule.  All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of AIR2LAN:  (i) is in such operating condition and repair as may be necessary to carry on the business of AIR2LAN as it is now being conducted, ordinary wear and tear and obsolescence excepted; and (ii) is sufficient, in the aggregate, for all purposes of the business of AIR2LAN.

Section 2.12

Licenses, Permits and Governmental Approvals.  AIR2LAN has all licenses, permits, franchises, authorizations and approvals issued or granted to AIR2LAN by any federal, state or local government, or any department, agency, board, commission, bureau or instrumentality of any of the foregoing (the "Licenses and Permits"), required to operate its business now being conducted except when the failure to comply would not have a AIR2LAN Material Adverse Effect.  Each License and Permit is valid and in full force and effect, and, to AIR2LAN's best knowledge, is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel, suspend or declare such License and Permit invalid in any respect which would have a AIR2LAN Material Adverse Effect.  The Licenses and Permits are sufficient and adequate in all material respects to permit the continued lawful conduct of AIR2LAN's business in the manner now conducted.  Except as set forth in the Disclosure Schedule, no such License and Permit will in any way be affected by, or terminate or lapse by reason of the transactions contemplated by this Agreement.

Section 2.13

Compliance with Law.  The operations of AIR2LAN have been conducted in accordance with all applicable laws, regulations, orders and other requirements of all courts and other governmental or regulatory authorities having jurisdiction over AIR2LAN and its assets, properties and operations, including, without limitation, all such laws, regulations, orders and requirements promulgated by or relating to consumer protection, equal opportunity, health, environmental protection, architectural barriers to the handicapped, fire, zoning and building and occupation safety except where such non-compliance would not have a  AIR2LAN Material Adverse Effect.  AIR2LAN has not received notice of any violation of any such law, regulation, order or other legal requirement, and is not in default with respect to any order, writ, judgment, award, injunction or decree of any national, state or local court or governmental or regulatory authority or arbitrator, domestic or foreign, applicable to AIR2LAN or any of its assets, properties or operations.

Section 2.14

Litigation.  Except as set forth in the Disclosure Schedule as of the date of this Agreement, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to AIR2LAN's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against AIR2LAN or any of its officers, directors, employees, agents or affiliates (in their capacity as such) involving, affecting or relating to any assets, properties or operations of AIR2LAN or the transactions contemplated by this Agreement, nor is any basis known to it for any such action, suit, proceeding or investigation which would have an AIR2LAN Material Adverse Effect.  The Disclosure Schedule sets forth a list and a summary description of all such pending actions, suits, proceedings, disputes or investigations.  Neither AIR2LAN nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any country, judicial, state or local court or governmental or regulatory authority or arbitrator, that would have a Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

Section 2.15

Contracts.  The Disclosure Schedule sets forth a true and complete list of all material contracts, agreements and other instruments to which AIR2LAN (except for usual and ordinary contracts or purchase orders executed in the normal course of business and which are not individually or in the aggregate adverse to AIR2LAN is a party or otherwise relating to or affecting any of its assets, properties or operations, including, without limitation, all written or oral, express or implied, material (more than $100,000), (a) contracts, agreements and commitments not made in the ordinary course of business; (b) purchase and supply contracts; (c) contracts, loan agreements, repurchase agreements, mortgages, security agreements, trust indentures, promissory notes and other documents or arrangements relating to the borrowing of money or for lines of credit; (d) leases and subleases of real or personal property; (e) agreements and other arrangements for the sale of any assets other than in the ordinary course of business or for the grant of any options or preferential rights to purchase any assets, property or rights; (f) contracts or commitments limiting or restraining AIR2LAN from engaging or competing in any lines of business or with any person, firm, or corporation; (h) partnership and joint venture agreements; and (i) all amendments, modifications, extensions or renewals of any of the foregoing (the foregoing contracts, agreements and documents are hereinafter referred to collectively as the "Commitments" and individually as a "Commitment").  Each Commitment is valid, binding and enforceable against the parties thereto in accordance with its terms, except as such may be subject to or limited by bankruptcy, insolvency, reorganization, or other laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or in law) and in full force and effect on the date hereof.  AIR2LAN has performed all material obligations required to be performed by it to date under, and is not in default in respect of, any Commitment, and to AIR2LAN's best knowledge no event has occurred which, with due notice or lapse of time or both, would constitute such a material default.  Except for customer defaults not material to AIR2LAN, to the best of AIR2LAN's knowledge, no other party to any Commitment is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default.

Section 2.16

Employee Plans.  The Disclosure Schedule lists every pension, savings, retirement, severance health, insurance or other employee benefit plan (collectively referred to herein as the "Plans") which AIR2LAN maintains, or has any obligation to contribute to and AIR2LAN is in compliance with such plans in all material respects.

Section 2.17

Insurance.  The Disclosure Schedule lists the insurance and the aggregate coverage amount and type and generally applicable deductibles of all policies of title, liability, fire, casualty, business interruption, workers' compensation, disability and other forms of insurance insuring the properties, assets and operations of the business of AIR2LAN.  Except as set forth in the Disclosure Schedule, all such policies and bonds are in full force and effect, underwritten by financially sound and reputable insurers (to AIR2LAN's best knowledge) and provide adequate insurance coverage for the assets and operations of AIR2LAN.  AIR2LAN is not in material default under any provisions of any such policy of insurance and has not received notice of cancellation of any such insurance. Except as set forth in the Disclosure Schedule, there is no claim by AIR2LAN pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds.

Section 2.18

Environmental Matters.  AIR2LAN has obtained and maintained in effect all licenses, permits and other authorizations required under all applicable laws, regulations and other requirements of governmental or regulatory authorities relating to pollution or to the protection of the environment ("Environmental Laws") and is in compliance with all Environmental Laws and with all such licenses, permits and authorizations except where the failure to comply would not have a AIR2LAN Material Adverse Effect.  AIR2LAN has not performed or suffered any act  which could give rise to, or has otherwise incurred liability to any person (governmental or not) under any Environmental Laws, nor has AIR2LAN received notice of any such liability or any claim therefor.

Section 2.19

Labor Matters.

a.

Except as set forth in the Disclosure Schedule, as of the date hereof:

(i)

AIR2LAN is not a party to any outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for the payment of any bonus or commission;

(ii)

AIR2LAN is not a party to any agreement, policy or practice that requires it to pay termination or severance pay to salaried, non-exempt or hourly employees (other than as required by law);

(iii)

AIR2LAN is not a party to any collective bargaining agreement or other labor union contract applicable to persons employed by AIR2LAN nor does AIR2LAN know of any activities or proceedings of any labor union to organize any such employees.  AIR2LAN has not breached or otherwise failed to comply with any provisions of any employment or labor agreement, and there are no grievances outstanding thereunder.

b.

Except as set forth in the Disclosure Schedule :

(i)

To its knowledge, AIR2LAN is in compliance in all material respects with all applicable laws relating to employment and employment practices, wages, hours, and terms and conditions of employment;

(ii)

There is no unfair labor practice charge or complaint pending;

(iii)

There is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to AIR2LAN's best knowledge, threatened against or affecting AIR2LAN, and AIR2LAN has not experienced any strike, material slow down or material work stoppage, lockout or other collective labor action by or with respect to employees of AIR2LAN since August 20, 2003;

(iv)

There are no charges with respect to or relating to AIR2LAN pending before the Equal Employment Opportunity Commission or any state, local or foreign agency responsible for the prevention of unlawful employment practices;

(v)

AIR2LAN has received no formal notice from any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of AIR2LAN and no such investigation is in progress.

Section 2.20

Brokers and Finders.  No broker, agent, finder or consultant or other person has been retained by or on behalf of AIR2LAN (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by AIR2LAN in connection with the transactions contemplated hereby.  Neither US WIRELESS nor AIR2LAN shall have any Liability for any broker’s fee, finder’s fee, consultant’s fee or similar third party remuneration by reason of any action of AIR2LAN or US WIRELESS.

Section 2.20

Disclosure.  This Agreement, the Disclosure Schedule attached hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of AIR2LAN in connection with the transactions contemplated by this Agreement, when taken together, are true, correct and complete and do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 2.21

Survival.  Each of the representations and warranties set forth in this Article II shall be deemed represented and made by AIR2LAN at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary thereof.

Section 2.22

Disclaimer of Other Representations and Warranties.  Except as expressly set forth in this Article II, AIR2LAN makes no representation or warranty, express or implied, at law or in equity, in respect of AIR2LAN, or any of its assets, liabilities or operations, including, without limitation, with respect to merchantability or fitness for any particular purpose, and any such other representations or warranties are hereby expressly disclaimed.

ARTICLE III

INVESTMENT INTENT

Section 3.1

In order to receive the Preferred Stock, AIR2LAN shall execute the Investment Representation Statement attached hereto as EXHIBIT C.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF US WIRELESS

US WIRELESS represents and warrants to AIR2LAN that the statements contained in this Article IV are true and correct in all material respects except as set forth in the disclosure schedule attached hereto which shall included all of the filings with the Securities and Exchange Commission (SEC) previously made by US WIRELESS, incorporated herein by reference (the Disclosure Schedule).  The Disclosure Schedule shall be arranged in sections corresponding to the sections contained in this Article IV, and the disclosures in any section of the Disclosure Schedule shall qualify other sections in this Article IV to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is specifically applicable to such other sections.

Section 4.1

Corporate Organization

a.

US WIRELESS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has unconditional power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be engaged, and is duly qualified to do business in good standing in each jurisdiction in where the nature of the business conducted by US WIRELESS or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of US WIRELESS  (a "US WIRELESS  Material Adverse Effect").

b.

Copies of the Articles of Incorporation and By-laws of US WIRELESS, with all amendments thereto to the date hereof, have been furnished to AIR2LAN, and such copies are accurate and complete as of the date hereof.  The minute books of US WIRELESS are current as required by law, contain the minutes of all meetings of the Board of Directors, committees of the Board of Directors from the date of incorporation to this date, and adequately reflect all material actions taken by the Board of Directors and committees of the Board of Directors of US WIRELESS.

Section 4.2

Capitalization of US WIRELESS; Title to the Shares.  The authorized capital stock of US WIRELESS consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 51,214,575 shares shall be outstanding as of the Closing Date of this transaction as defined herein (the "US WIRELESS Shares").  All of the outstanding shares of capital stock have been duly authorized and validly issued, and are fully paid and nonassessable and no personal liability attaches to the ownership thereof.  All of such shares were issued pursuant to an effective registration statement under the 1933 Act and all applicable state securities laws or pursuant to an exemption from registration under the 1933 Act and all applicable state securities laws.  Except as set forth in the Disclosure Schedule and as contemplated by this Agreement, there are no outstanding warrants, options, rights, calls or other commitments of any nature relating to the capital stock of US WIRELESS, and there are no outstanding securities of US WIRELESS convertible into or exchangeable for shares of US WIRELESS Common Stock or any other capital stock of US WIRELESS.  US WIRELESS and its Subsidiaries have no knowledge of any voting agreements or voting trusts between or among any Person or Persons relating to US WIRELESS, the US WIRELESS Common Stock or any of its Subsidiaries.  The US WIRELESS Shares are the sole outstanding shares of capital stock of US WIRELESS, and there are outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any of the shares of capital stock or any unissued or treasury shares of capital stock of US WIRELESS as identified in the Disclosure Schedule.

Section 4.3

Subsidiaries and Equity Investments.  Other than MJS Holdings, Inc., Bluemile, LLC and United Broadband Networks, LLC which are one hundred percent (100%) owned by US WIRELESS, US WIRELESS has no subsidiaries.

Section 4.4

Authorization and Validity of Agreements.  US WIRELESS has all unconditional power and authority to execute and deliver this Agreement, to perform its obligations hereunder to issue and sell the Preferred Stock and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by US WIRELESS and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of US WIRELESS are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement constitutes, and all agreements and other instruments and documents to be executed and delivered by US WIRELESS pursuant to this Agreement will constitute; legal, valid, binding obligations of US WIRELESS enforceable against US WIRELESS in accordance with their respective terms except as may be limited by bankruptcy, insolvency or other laws affecting creditor’s rights generally or as may be modified by a court of equity.

Section 4.5

No Conflict or Violation.  The execution, delivery and performance of this Agreement by US WIRELESS does not and will not violate or conflict with any provision of the Articles of Incorporation or By-laws of US WIRELESS, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate nor will result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which US WIRELESS is a party or by which it is bound or to which any of its respective properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of US WIRELESS, nor will result in the cancellation, modification, revocation or suspension of any of the licenses, franchises, permits to which US WIRELESS is bound.

Section 4.6

Consents and Approvals.  No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and each declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by US WIRELESS or the performance by US WIRELESS of its obligations hereunder.

Section 4.7

Financial Statements.  US WIRELESS has furnished to AIR2LAN, audited financial statements as of and for the years ended on December 31, 2002 and December 31, 2003, and the unaudited financial statements for the period ended September 30, 2004 (the "Financial Statements"). The Financial Statements, including the notes hereto:

(i)

were prepared in accordance with generally accepted accounting principles;

(ii)

present fairly, in all material respects, the financial position, results of operations and changes in financial position of US WIRELESS as of such dates and for the periods then ended;

(iii)

are complete, correct and in accordance with the books of account and records of US WIRELESS;

(iv)

can be reconciled with the financial statements and the financial records maintained and the accounting methods applied by US WIRELESS for federal income tax purposes; and

(v)

reflect adequate reserves for all known Material Liabilities and reasonably contemplated losses.

(vi)

contain all entries recommended by US WIRELESS 's Accountants.

Section 4.8

Absence of Certain Changes or Events.  Since September 30, 2004, except as set forth in the Disclosure Schedule:

a.

US WIRELESS does not know or has reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of US WIRELESS;

b.

There has not been any substantive change in any method of accounting or accounting practice of US WIRELESS;

c.

There have not been any declarations, setting aside or payment of dividends or distributions with respect to shares of US WIRELESS or any redemption, purchase or other acquisition of any other US WIRELESS's securities; and

d.

There has not been increase in the compensation payable or to become payable to any director or officer of US WIRELESS.

Section 4.9

Tax Matters.  All returns, reports, or information return or other document (including any relating or supporting information) required to be filed before the Closing in respect of US WIRELESS has been filed, and US WIRELESS has paid, accrued or otherwise adequately reserved for the payment of all Taxes required to be paid in respect of the periods covered by such returns and has adequately reserved for the payment of all Taxes with respect to periods ended on or before the Closing for which tax returns have not yet been filed.  All Taxes of US WIRELESS have been paid or adequately provided for and US WIRELESS knows of no proposed additional tax assessment against US WIRELESS not adequately provided for in the Financial Statements.  No deficiency for any Taxes has been asserted or assessed by a taxing authority against US WIRELESS, there is no outstanding audit examination, deficiency or refund litigation with respect to any Taxes of US WIRELESS.  In the ordinary course, US WIRELESS makes adequate provision on its books for the payment of Taxes (including for the current fiscal period) owed by US WIRELESS.   US WIRELESS has not executed an extension or waiver of any statute of limitations on the assessment or collection of tax that is currently in effect.

Taxes shall for purposes of this Agreement mean all taxes however denominated, including any interest, penalties or addition to tax that may become payable in respect thereof, imposed by any governmental body which taxes shall include, without limiting the generality of the foregoing, all income taxes, payroll and employee withholding taxes, unemployment insurance, social security, sales and use taxes, excise taxes, franchise taxes, receipts taxes, occupations taxes, real and personal property taxes, stamp taxes, transfer taxes, workman's compensation taxes and any other obligation of the same or a similar nature.

The Disclosure Schedule sets forth an accurate and complete list of all tax loss carry-forwards.

Section 4.10

Absence of  Liabilities.  US WIRELESS has no indebtedness or liability, absolute or contingent, known or unknown, of any kind or nature not shown or provided for in the most recent Financial Statement or as disclosed in the Company’s SEC filings.  US WIRELESS is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

Section 4.11

Interests in Real Property.  US WIRELESS does not own or lease any real property, except for that listed in the Disclosure Schedule.

Section 4.12

Personal Property.  US WIRELESS owns all personal property ("Personal Property") purported to be owned by it as of the date hereof, in each case free and clear of all Liens, except for those Liens described in the Disclosure Schedule.  All of the Personal Property owned or leased by, and commonly used or necessary for or in the operations of US WIRELESS:  (i) is in such operating condition repair as may be necessary to carry on the business of US WIRELESS as it is now being conducted, subject only to ordinary wear and tear; and (ii) is sufficient, in the aggregate, for all purposes of the business of US WIRELESS.

Section 4.13

Licenses, Permits and Governmental Approvals.  US WIRELESS owns no leases, licenses, permits, franchises, authorizations or approvals, except those listed in the Disclosure Schedule.

Section 4.14

Litigation.  Except as set forth in the Disclosure Schedule, there are no claims, actions, suits, proceedings, labor disputes or investigations pending or, to the best of the US WIRELESS 's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against US WIRELESS or any of its officers, directors, employees, agents or affiliates involving, affecting or relating to any assets, properties or operations of US WIRELESS or the transactions contemplated by this Agreement, nor is any basis known to US WIRELESS for any such action, suit, proceeding or investigation.   Neither US WIRELESS nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, that would have a US WIRELESS Material Adverse Effect on its assets, properties, operations, prospects, net income or financial condition or which would or might interfere with the transactions contemplated by this Agreement.

Section 4.15

Contracts.  Other than listed in the Disclosure Schedule, US WIRELESS is not a party to any agreement that restricts US WIRELESS from engaging in any sort of business.  Upon request, US WIRELESS will provide to AIR2LAN a true and correct copy of any other contract to which US WIRELESS is a party.

Section 4.16

Rule 144 Matters.  US WIRELESS shall take and continue to take such actions as may be required so that the Common Stock to be issued hereunder may be sold pursuant to SEC Rule 144 at any time after the first anniversary of the Closing, subject to the manner of sale and volume limitations set forth therein.

Section 4.18

SEC Matters.  US WIRELESS has filed with the SEC all reports (collectively, the “SEC Documents”) required to be filed by reporting companies pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”).  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, each as in effect on the date so filed, and at the time filed with the SEC none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of US WIRELESS included in the SEC Documents comply as of their respective dates as to form in all material respects with the then applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except in the case of the unaudited statements, as permitted by Form 10-QSB under the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the financial position of US WIRELESS as at the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).   US WIRELESS has complied with all laws, rules and regulations applicable to the issuance of its shares of common stock.

Section 4.19

Brokers and Finders.  No broker, agent, finder or consultant or other person has been retained by or on behalf of US WIRELESS (other than legal or accounting advisors), or is entitled to be paid based upon any agreements or understandings made by US WIRELESS in connection with the transactions contemplated hereby.  Neither AIR2LAN nor US WIRELESS shall have any Liability for any broker’s fee, finder’s fee, consultant’s fee or similar third party remuneration by reason of any action of US WIRELESS or AIR2LAN.

Section 4.20

Binding Effect. This Agreement constitutes the legal, valid and binding Obligations of US WIRELESS, enforceable against US WIRELESS in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity relating to enforceability (regardless of whether considered in a proceeding at law or in equity).

Section 4.21

Capitalization and Ownership.  The Disclosure Schedule sets forth the number and par value of the shares of stock that US WIRELESS is currently authorized to issue, has issued, has outstanding and has reserved for issuance upon conversion of shares of US Wireless Preferred Stock into Common Stock.  All the outstanding Common Stock is, and upon issuance and payment therefor in accordance with the terms of this Agreement, all of the outstanding shares of the US Wireless Preferred Stock will be, validly issued, fully paid and nonassessable.  All the outstanding Common Stock has been issued in full compliance with applicable law.  None of the shares of the Common Stock or the US Wireless Preferred Stock are held in US WIRELESS’s treasury.  The Common Stock and the US Wireless Preferred Stock are not entitled to cumulative voting rights, preemptive rights, anti-dilution rights and so-called registration rights under the Securities Act, except as otherwise provided in the Transaction Documents.  The Common Stock and the US Wireless Preferred Stock have the preferences, voting powers, qualifications, and special or relative rights or privileges set forth in the Articles of Incorporation.  Except as described in the Disclosure Schedule, US WIRELESS has no outstanding option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any securities or obligations convertible into or exchangeable for its capital stock, except for the conversion provisions of the US Wireless Preferred Stock, nor, except as contemplated hereby, has it given any person any right to acquire from US WIRELESS or sell US WIRELESS any shares of its capital stock.  There is, and immediately upon consummation of the transactions contemplated hereby there will be, no agreement, restriction or encumbrance with respect to the sale or voting of any shares of capital stock of US WIRELESS (whether outstanding or issuable upon conversion or exercise of outstanding securities) except for the offering and sale of US Wireless Preferred Stock pursuant to this Agreement.  Except as set forth in the Disclosure Schedule, there are no options, warrants, conversion privileges, subscription or purchase rights or other rights currently outstanding to purchase or otherwise acquire (i) any authorized but unissued, unauthorized or treasury shares of US Wireless’ capital stock, (ii) any stock equivalents or (iii) other securities of US WIRELESS, and there are no commitments, Contracts, agreements, arrangements or understandings by US WIRELESS to issue any shares of US WIRELESS’s capital stock or any stock equivalents or other securities of US WIRELESS.  The shares of the US Wireless Preferred Stock are duly authorized, and when issued and sold to AIR2LAN after payment therefor will be validly issued, fully paid and non-assessable, will be issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws and will be free and clear of all liens, encumbrances, obligations and third party claims.  The Conversion Shares are duly authorized, have been duly and validly reserved for issuance and when issued upon conversion of the US Wireless Preferred Stock will be fully paid and non-assessable, free and clear of all Liens, encumbrances, obligations and third-party claims, and not subject to any preemptive right or similar rights.  All of the issued and outstanding shares of Common Stock and US Wireless Preferred Stock have been duly authorized and validly issued, are fully paid for and non-assessable, and were issued in compliance with the registration and qualification requirements of all applicable federal and state securities laws.

Section 4.22

Disclosure.  This Agreement, the attached Disclosure Schedule hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of US WIRELESS in connection with the transactions contemplated by this Agreement, when taken together, are true, correct and complete and do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.24

Survival.  Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by US WIRELESS at the Closing as if made at such time and shall survive the Closing for a period terminating on the first anniversary hereof.

ARTICLE V

COVENANTS

Section 5.1

Certain Changes and Conduct of Business.  From and after the date of this Agreement until the Closing, US WIRELESS and AIR2LAN shall engage in no activities other than those in conformity with this Agreement.

Section 5.2

Access to Properties and Records.  AIR2LAN shall afford US WIRELESS, and US WIRELESS shall afford to AIR2LAN and its accountants, counsel and representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such party’s properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party's business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.2 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 5.3

Public Announcement.  Within four days of Closing, with the assistance of AIR2LAN, US WIRELESS shall file with the SEC a Form 8-K describing the asset purchase transaction.  Unless otherwise required by applicable law or approved by both US WIRELESS and AIR2LAN, the parties hereto shall consult with each other before issuing any other notice or press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.4

New Appointments.  On the date of the Closing, US WIRELESS shall have caused Jai Bhagat to be appointed as Executive Chairman and Mark Rodgers  to be appointed as President and shall have appointed Jai Bhagat, Mark Rodgers and David Latham to serve on the Board of Director’s of US WIRELESS. Rick Hughes shall continue to serve as a director, CEO and CFO.  Thomas J. Busic shall continue to serve as Chief Operating Officer; Michael D. Marlowe shall continue to serve as Chief Development Officer and Thomas J. Busic and Michael D. Marlowe shall be appointed to serve on the Board of Directors of US WIRELESS.  An independent, outside director, acceptable to both parties, shall be appointed to serve on the US WIRELESS Board of Directors within 60 days of the Closing.

Section 5.5

Employment Agreement.  Upon Closing of this transaction, US WIRELESS shall enter employment agreements with Jai Bhagat and Mark Rodgers as set forth in Exhibit E hereto.

Section 5.6

Accounting and Tax Treatment.  US WIRELESS and AIR2LAN agree to use for accounting and tax purposes the allocation of the Purchase Price to the Assets as prepared by AIR2LAN.

Section 5.7

Reservation of Common Stock.  US WIRELESS shall at all times reserve and keep available out of its authorized shares of Common Stock, solely for the purpose of issue and delivery upon conversion of the US WIRELESS Preferred Stock, the maximum number of shares of Common Stock there may be issuable or deliverable upon the conversion.

ARTICLE VI

CONDITIONS TO CLOSING

Section 6.1

The respective obligations of each party to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which be waived, in whole or in part, to the extent permitted by applicable law.

a.

The obligations of US WIRELESS to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of AIR2LAN contained in this Agreement shall be true and correct in all material respects as of the Closing, except that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.  US WIRELESS shall have received a certificate of the principal executive officer of AIR2LAN to such effect.

(ii)

AIR2LAN shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  US WIRELESS shall have received a certificate of the principal executive officer of AIR2LAN to such effect.

(iii)

AIR2LAN shall execute and deliver to US WIRELESS the Investment Representation Statement in the form attached hereto as EXHIBIT C.

(iv)

All consents of, filings and registrations with, and notifications to, all regulatory authorities required for consummation of the transaction shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired.  No consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of US WIRELESS would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement so as to render inadvisable the Closing of the transaction.

(v)

No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

b.

The obligations of AIR2LAN to effect the transactions contemplated herein shall be subject to the satisfaction at or prior to the Closing of the following conditions, any or all of which may be waived, in whole or in part, to the extent permitted by applicable law:

(i)

Each of the representations and warranties of US WIRELESS contained in this Agreement shall be true and correct in all material respects as of the Closing, except, that those representations and warranties which address matters only as of a particular date shall remain true and correct in all material respects as of such date.  AIR2LAN shall have received a certificate of the principal executive officer of US WIRELESS to such effect.

(ii)

US WIRELESS shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing.  AIR2LAN shall have received a certificate of the principal executive officer of US WIRELESS to such effect.

(iii)

US WIRELESS shall have caused Jai Bhagat to be appointed as Executive Chairman and Mark Rodgers  to be appointed as President and shall have appointed Jai Bhagat, Mark Rodgers and David Latham to serve on the Board of Director’s of US WIRELESS.

(iv)

US WIRELESS shall deliver to AIR2LAN a copy of its instruction letter to its transfer agent authorizing the issuance of the shares to be issued pursuant to this Agreement.

(v)

US WIRELESS’s common stock shall be trading on the OTC Bulletin Board without extension on its symbol.

ARTICLE VII

TERMINATION

Section 7.1

Termination.  Notwithstanding any other provision of this Agreement, this Agreement may be terminated and the Closing abandoned at any time prior to the Closing:

a.

By mutual consent of the Board of Directors of US WIRELESS and the Board of Directors of AIR2LAN.

Section 7.2

Effect of Termination.  In the event of the termination and abandonment of this Agreement pursuant to Section 7.1 of this Agreement, this Agreement shall become void and have no effect, except those provisions intended to survive this termination clause (ii) a termination of this Agreement shall not relieve a breaching Party from liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

ARTICLE VIII

INDEMNIFICATION

Section 8.1

Indemnification by AIR2LAN.  Subject to the terms and conditions of this Article VIII, from and after the Closing, AIR2LAN, shall indemnify US WIRELESS in respect of, and hold US WIRELESS harmless against, any and all debts, obligations and other liabilities, monetary damages, fines, fees, penalties, interest obligations, deficiencies, losses, costs and expenses (including without limitation reasonable attorneys’ fees and expenses) (collectively, “damages”) incurred or suffered by US WIRELESS:

(a)

resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of AIR2LAN contained in this Agreement or (ii) failure to perform any covenant or agreement of AIR2LAN contained in this Agreement; or

(b)

resulting from or relating to any of the Assets.

Section 8.2

Indemnification by US WIRELESS.  Subject to the terms and conditions of this Article VIII, from and after the Closing, US WIRELESS shall indemnify AIR2LAN in respect of, and hold AIR2LAN harmless against, any and all Damages incurred or suffered by AIR2LAN thereof:

(a)

resulting from, relating to or constituting any (i) misrepresentation or breach of warranty of US WIRELESS contained in this Agreement or (ii) failure to perform any covenant or agreement of US WIRELESS contained in this Agreement;

(b)

resulting from, relating to or constituting a failure by US WIRELESS to pay or discharge any Assumed Liabilities; or

Section 8.3

Claims for Indemnification.

(a)

All claims for indemnification made under this Article VIII resulting from, related to or arising out of a third-party claim against an Indemnified Party (as defined below) shall be made in accordance with the following procedures.  A Party entitled, or seeking to assert rights, to indemnification under this Article VIII (an AIndemnified Party@) shall give prompt written notification to the Party from whom indemnification is sought (the “Indemnifying Party”) of the commencement of any action, suit or proceeding relating to a third-party claim for which indemnification pursuant to this Article VIII may be sought.  Within 15 days after delivery of such notification, the Indemnifying Party may, upon written notice thereof to the Indemnified Party, assume control of the defense of such action, suit or proceeding with counsel reasonably satisfactory to the Indemnified Party, provided that (i) the Indemnifying Party may only assume control of such defense if it acknowledges in writing to the Indemnified Party that any damages, fines, costs or other liabilities that may be assessed against the Indemnified Party in connection with such action, suit or proceeding constitute Damages for which the Indemnified Party shall be entitled to indemnification pursuant to this Article VIII, (ii) the Indemnifying Party conducts the defense of the action, suit, proceeding or claim in good faith and in a commercially reasonable manner, (iii) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which equitable relief is sought against the Indemnified Party and (iv) the Indemnifying Party may not assume control of the defense of a suit or proceeding in which the amount of Damages sought exceeds the maximum amount recoverable by the Indemnified Party from the Indemnifying Party pursuant to the limitations contained in Section 9.1.  If the Indemnifying Party does not assume control of such defense, the Indemnified Party shall control such defense.  The Party or Parties not controlling such defense may participate therein at its or their own expense; provided that if the Indemnifying Party assumes control of such defense and the Indemnified Party reasonably concludes that the Indemnifying Party and the Indemnified Party have conflicting interests or different defenses available with respect to such action, suit or proceeding, the reasonable fees and expenses of one counsel to the Indemnified Party in each jurisdiction shall be considered Damages for purposes of this Agreement.  The Party or Parties controlling such defense shall keep the other Party or Parties advised of the status of such action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the other Party or Parties with respect thereto.  The non-controlling Party or Parties shall furnish the controlling Party or Parties with such information as it may have with respect to such action, suit or proceeding (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) and shall otherwise cooperate with and assist the controlling Party or Parties in the defense of such action, suit or proceeding.  The Indemnified Party shall not agree to any settlement of, or the entry of any judgment arising from, such action, suit or proceeding without the prior written consent of the Indemnifying Party, which shall not be unreasonably withheld or delayed.  The Indemnifying Party shall not agree to any settlement of, or the entry of any judgment arising from such action, suit or proceeding without the prior written consent of the Indemnified Party, which shall not be unreasonably withheld or delayed.

(b)

An Indemnified Party wishing to assert a claim for indemnification under this Article VIII which is not subject to Section 8.3(a) shall deliver to the Indemnifying Party a written notice (AClaim Notice@) which contains (i) a description and the amount (the AClaimed Amount@) of any Damages incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VIII and a reasonable explanation of the basis therefor, and (iii) a demand for payment in the amount of such Damages.  Within 15 days after delivery of a Claim Notice, the Indemnifying Party shall deliver to the Indemnified Party a written response (the AResponse@) in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the Claimed Amount (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer), (ii) agree that the Indemnified Party is entitled to receive part, but not all, of the Claimed Amount (the AAgreed Amount@) (in which case the Response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer) or (iii) contest that the Indemnified Party is entitled to receive any of the Claimed Amount.  If the Indemnifying Party in the Response contests the payment of all or part of the Claimed Amount, the Indemnifying Party and the Indemnified Party shall, during the 30-day period following the delivery of a Response that reflects a dispute, use good faith efforts to resolve such dispute.  If such dispute is not resolved within such 30-day period, the Indemnifying Party and the Indemnified Party shall each have the right to commence litigation for purposes of resolving such dispute.

Section 8.4

Survival.  All representations and warranties contained in this Agreement shall survive the execution and delivery hereof and the Closing and continue until the first anniversary of the Closing Date.  If an Indemnified Party delivers to an Indemnifying Party, before expiration of a representation or warranty, either a Claim Notice based upon a breach of such representation or warranty, or a notice that, as a result a legal proceeding instituted by or claim made by a third party, the Indemnified Party reasonably expects to incur Damages (an AExpected Claim Notice@), then the applicable representation or warranty shall survive until, but only for purposes of, the resolution of the matter covered by such notice.  If the legal proceeding or written claim with respect to which an Expected Claim Notice has been given is definitively withdrawn or resolved in favor of the Indemnified Party, the Indemnified Party shall promptly so notify the Indemnifying Party.

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.1

Survival of Provisions.  The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or before the Closing Date) shall survive the Closing Date and the-consummation of the transactions contemplated by this Agreement.  In the event of a breach of any of such representations, warranties or covenants, the party to whom such representations, warranties or covenants have been made shall have all rights and remedies for such breach available to it under the provisions of this Agreement or otherwise, whether at law or in equity, regardless of any disclosure to, or investigation made by or on behalf of such party on or before the Closing Date.  Recovery on any claim against AIR2LAN relating to any such breach shall be limited to the shares of Common Stock issued hereunder.  In no event shall any claim be made against any party except with respect to a matter involving a loss of more than $10,000.

Section 9.2

Successors and Assigns.  This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate any of the obligations created under this Agreement without the prior written consent of the other party.

Section 9.3

Fees and Expenses.  Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

Section 9.4

Entire Agreement.  This Agreement, together with the exhibits hereto, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith.  This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.  No prior drafts of this Agreement and no words or phrases from any such prior drafts shall be admissible into evidence in any action or suit involving this Agreement.

Section 9.5

Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 9.6

Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

AIR2LAN:

Air2Lan, Inc.

1755 Lelia Drive

Jackson, MS 39216

601-713-1401

Copy to Counsel:

Hickman, Gray & Associates, PLLC

101 Bruce Street,

Sevierville, TN 37862

Attention:

Ross B. Gray, Esq.

US WIRELESS:

US Wireless Online, Inc.

500 West Jefferson St., Ste. 2350

Louisville, KY 40202

502-213-3700

Copy to Counsel:

Cletha A. Walstrand

8 East Broadway, Ste. 609

Salt Lake City, UT  84111

801-363-0890

Section 9.7

Governing Law.  This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada.

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the date first above written.

US WIRELESS ONLINE, INC.

By: ______________________________

AIR2LAN, INC.

By: ______________________________

 EXHIBIT A

EXHIBIT B

BILL OF SALE AND ASSIGNMENT

THIS BILL OF SALE AND ASSIGNMENT dated as of February __, 2005 is made by and between AIR2LAN, INC., a _____________ corporation ("Seller"), and US Wireless Online, Inc., a Nevada corporation  ("Purchaser").

PRELIMINARY STATEMENTS:

A.

Purchaser and Seller have entered into that certain Asset Purchase Agreement dated as of January __, 2005 (the "Purchase Agreement") pursuant to which, among other things, (i) Purchaser is purchasing from Seller, and Seller is selling to Purchaser, all of the assets of Seller other than the Retained Assets (as such term is defined in the Purchase Agreement) (the "Assets"); and (ii) Seller agreed to assign and Purchaser agreed to assume the liabilities set forth on Appendix I attached hereto (the "Liabilities").

B.

This Bill of Sale and Assignment is being executed and delivered in order to effect the sale, transfer and assignment to Purchaser of the Assets and Liabilities.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

1.

Sale and Assignment. Seller hereby sells, assigns, conveys, transfers and delivers or causes to be sold, assigned, conveyed, transferred and delivered to Purchaser, all of Seller's right, title and interest, in and to the Assets, free and clear of all liabilities, obligations, security interests, liens, claims or encumbrances of any kind, to the same extent represented and warranted in the Purchase Agreement.

TO HAVE AND TO HOLD, all and singular, the Assets unto the Purchaser and its successors and assigns to and for their own use and benefit forever; and the Seller warrants title to the Assets to the same extent represented and warranted in the Purchase Agreement.

2.

Assignment.  Seller hereby bargains, sells, assigns and transfers to Purchaser all of the Liabilities.

3.

Assumption.  Purchaser hereby assumes and agrees to be bound by all of the rights, duties and obligations of Seller with respect to the Liabilities as set forth on Appendix I.  Purchaser agrees to indemnify, defend and save Seller and its successors and assigns harmless from all obligations, liabilities and claims against any of them pursuant to the Liabilities.

4.

Retained Liabilities.  Purchaser assumes no liability or obligation with respect to, and Seller retains full and complete responsibility for, and full obligation and liability in respect of, all indebtedness, obligations, claims and other liabilities (direct or indirect, known or unknown, choate or inchoate, absolute or contingent) of whatever nature of Seller not specifically assumed by Purchaser pursuant to the Purchase Agreement including, without limitation, any liabilities or obligations, tax or otherwise, imposed on or incurred by Seller as a result of the transactions contemplated by the Purchase Agreement, except as assumed by Purchaser.

5.

Further Instruments.  Seller and Purchaser, for themselves and their successors and assigns, by this Bill of Sale and Assignment, covenant with each other and their successors and assigns that each party will, at the other's request, execute and deliver, or cause to be executed and delivered, such further assignments and other instruments of conveyance and transfer and such other documents as may be reasonably necessary or desirable to transfer and to vest and confirm more effectively in the Purchaser, and its successors and assigns, the Assets, and the Liabilities.

6.

Successors and Assigns.  This Bill of Sale and Assignment and the covenants and agreements herein contained shall inure to the benefit of the parties, and their successors and assigns, and shall be binding upon the parties and their successors and assigns.

IN WITNESS WHEREOF, the parties have caused this Bill of Sale and Assignment to be duly executed as of the day and year first above written.

AIR2LAN, INC.

By: _______________________________

US WIRELESS ONLINE, INC.

By: _______________________________

EXHIBIT C

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:	AIR2LAN, INC.
ISSUER:	US WIRELESS ONLINE, INC. (Referred to hereinbelow as the “Company”)
SECURITY:	Common Stock, par value $.001
QUANTITY:	Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

1.

Investment.  (a)  I am aware of the Company's business affairs and financial condition.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(b)  I have examined or have had an opportunity to examine, before the date hereof, such documents and information relevant to this transaction as may have been requested from the Company, in that connection, I have taken all steps necessary to evaluate the merits and risks of this offering.

(c)  I have had an opportunity to ask questions of and receive answers from officers of the Company, or a person or persons acting on its behalf, concerning the terms and conditions of this investment, and all such questions have been answered to my full satisfaction.

2.

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act and registered and/or qualified under applicable state securities laws or unless an exemption from such registration and/or qualification is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

3.

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including: (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a " market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

4.

Limitations on Rule 144.  I further acknowledge and understand that the Company is now but, at any time I wish to sell the Securities in the future may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period under Rule 144 had been satisfied.

In Witness Whereof, the undersigned has executed this Investor Representation Statement with knowledge that the above-named Issuer will rely on the truth and completeness of the representations and warrantees contained herein.

DATE

PURCHASER

AIR2LAN, INC.

By: ______________________________